Nanophase Technologies Corporation 8-K

Exhibit 10.2

BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT dated as of January 28, 2022 by and between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”), and STRANDLER, LLC, a South Dakota limited liability company (“Lender”).

PREAMBLE

WHEREAS, Borrower desires to enter into certain secured financial transactions with Lender for the financing of its business and Lender desires to enter into said transactions as more specifically described herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, Borrower and Lender adopt the Preamble as part of this Agreement and Borrower and Lender agree to be bound legally, further agreeing to the following terms and conditions.

SECTION 1:

AGREEMENTS REGARDING THE LOANS

1.1       The Loans.

(a)       Generally. Borrower has applied to Lender for Loans and other financial accommodations and, subject to the terms and conditions hereof and the Related Documents, Lender has agreed to make Loans to Borrower for such purposes as provided for herein. Borrower understands and agrees that: (i) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement and (ii) all such Loans shall be and shall remain subject to the terms and conditions of this Agreement.

(b)       Term Loan. Lender will make a $1,000,000.00 non-revolving term loan (the “Term Loan”) to Borrower. Borrower shall make quarterly payments of interest only on the last day of each calendar quarter, commencing with March 31, 2022, with a final payment of all principal and unpaid interest due on March 31, 2024 (the “Term Maturity Date”). The Term Loan shall be evidenced by the Term Note. The Term Loan may be prepaid at any time without penalty or fee.

1.2       Reserved.

1.3       Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower shall assume and pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including without limitation the following: (a) all closing costs, fees, and disbursements; (b) all fees and expenses of Lender's legal counsel; and (c) all title examination fees, appraisal fees, and filing and recording fees.

1.4       Recordkeeping. Lender shall record in its records, the date and amount of each Loan made by the Lender, and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under any Note to repay the principal amount of the Loan(s) evidenced by such Note together with all interest accruing thereon.

1.5       Interest.

(a)       Interest on Loan. The unpaid principal amount of the Term Loan shall bear interest from the date thereof until the Term Maturity Date (whether by acceleration or otherwise) at the Prime Rate plus 0.75% floating .

(b)       Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each and every Loan shall bear interest, payable on demand, at the Default Rate.

(c)       Accrual and Payment of Interest. Interest shall accrue from and including the date provided in Section 1.5(a) above to, but excluding, the date of any prepayment or repayment thereof, and shall be payable in accordance with Section 1.1 and on demand after maturity or following an Event of Default. Interest is paid for the period a Loan is outstanding

(d)       Computations of Interest. All computations of interest on all Loans and other amounts owing hereunder shall be made on the actual number of days elapsed divided by 365/6 days (i.e., that is, by applying the ratio of the interest rate divided by 365 days (or 366 if applicable), multiplied by the funds advanced and outstanding, multiplied by the actual number of days the funds advanced are outstanding).

(e) Maximum Interest Rate. In no event shall the amount of interest paid hereunder, together with all amounts reserved, charged, or taken by Lender as compensation for fees, services, or expenses incidental to the making, negotiation, or collection of the Loans evidenced hereby exceed the maximum rate of interest on the unpaid balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal amount of the Indebtedness.

1.6       Late Charges. If any payment is ten (10) days or more late, Borrower will be charged 5.0% of the payment amount or $100.00, whichever is greater.

1.7       Mandatory Prepayments.

(a)       Sale, Casualty, or Condemnation. Borrower (or, in the case of subsection (ii) below, if the Lender is holding the proceeds of insurance or condemnation as additional collateral pursuant hereto or any Related Document, the Lender) shall make a prepayment of the Loans upon the occurrence of any of the following, at the following times and in the following amounts:

(i)       Within ten (10) days after any sale, transfer or other disposition by Borrower of any tangible asset (other than the sales of Inventory in the ordinary course of business) valued in excess of $100,000.00 (or of any value during the continuance of an Unmatured Default or Event of Default), in an amount equal to one hundred percent (100%) of the net cash proceeds of such sale, transfer or other disposition; and

(ii)       Within ten (10) days after the receipt of any insurance or condemnation proceeds (or other similar recoveries) by Borrower or by the Lender (to the extent the Lender is holding the insurance or condemnation proceeds as additional collateral pursuant hereto or any Related Document) from any casualty loss incurred by Borrower or condemnation of property valued in excess of $100,000.00 (or of any value during the continuance of an Unmatured Default or Event of Default), in an amount equal to one hundred percent (100%) of such insurance or condemnation proceeds (or other similar recoveries) net of any collection expenses; provided, that this requirement shall not apply to the extent that Lender has agreed to allow Borrower to use such proceeds for the repair or restoration of the affected property.

For the purposes of this Section 1.7, events described herein occurring with respect to any of Borrower’s subsidiaries shall be deemed to have occurred with respect to Borrower.

1.8       Term. This Agreement shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing or this Agreement is terminated by Lender as otherwise provided for herein.

1.9       Setoff.

(a)       Borrower agrees that, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized, at any time and from time to time, without notice to the Borrower, (i) to set off against and to appropriate and apply to the payment of any and all Indebtedness (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which the Lender is obligated to pay over to the Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to deposit such amounts with the Lender as Collateral to secure such Indebtedness, and to dishonor any and all checks and other items drawn against any deposits so held, as the Lender in its sole discretion may elect.

(b)       The rights of the Lender under this Section 1.9 are in addition to all other rights and remedies which the Lender may otherwise have hereunder or in law or equity.

1.10       Application of Payments. Upon the occurrence of an Unmatured Default or Event of Default, all monies received by Lender pursuant to this Agreement shall be applied by Lender to any Indebtedness of Borrower (and in whatever order), as Lender shall determine, and the Borrower does hereby irrevocably agree that the Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Borrower's Indebtedness in such manner as the Lender may deem advisable, notwithstanding any entry by the Lender upon any of its books and records. Lender shall within a reasonable time period account to Borrower for any sum remaining after the Indebtedness shall be paid in full. Upon written demand of the Borrower, the Lender shall within a reasonable time period provide a written explanation to the Borrower reasonably describing how such monies were applied and in what order. Until checks and other instruments delivered to Lender in payment or on account of Borrower's obligations and the Indebtedness are actually paid to Lender, Borrower agrees that such items constitute conditional payment only. Without limiting any of Lender's other rights provided herein, Lender may bill Borrower for accrued interest or make advances of principal hereunder for payment of accrued interest, as and when due. For purposes of this Agreement, all payments on the Loans or other amounts due under this Agreement or any Related Document shall be made in immediately available funds prior to 12:30 p.m. (Chicago time) on the day when due. If such payments or other amounts due are received by Lender on a day other than a Business Day or after 12:30 p.m. (Chicago time) on a Business Day such payments or other amounts shall be deemed to be applied by Lender on account of the Indebtedness on the next Business Day following receipt in Lender's account.

SECTION 2:

BORROWER'S REPRESENTATION AND WARRANTIES

2.1       Representations and Warranties. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

(a)       Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all jurisdictions where it conducts business.

(b)       Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower have been duly authorized by all necessary corporate action by Borrower (as applicable); do not require the consent or approval of any other Person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (i) any provision of its articles of incorporation or organization, or bylaws or operating agreement, or any agreement or other instrument binding upon Borrower or (ii) any law, governmental regulation, court decree, or order applicable to Borrower.

(c)       Compliance with Law; Governmental Approvals and Permits. Borrower (i) is in compliance with all applicable provisions of law, and (ii) to the extent required by applicable law, has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct its operations as it heretofore conducted and to own or lease and operate the property now owned or leased by it.

(d)       Solvency. Borrower has sufficient capital to carry on all operations and transactions in which it engages or is about to engage, is solvent and will continue to be solvent after the creation of the Security Interest in the Collateral in favor of Lender created by this Agreement or any Related Document and the making of the Loan pursuant hereto, and is able to pay its debts as they mature.

(e)       Financial Statements; Material Adverse Change; Projections. Except as disclosed in writing by Borrower to Lender, all financial data and other information furnished by Borrower to Lender, will be taken from the books and records of Borrower and are true, accurate and correct in all material respects. The Financials fairly present the assets, liabilities and financial condition and results of operations of Borrower described therein as of the dates thereof and were prepared on a basis consistent with the preparation of the Borrower’s financial statements for prior periods; there are no omissions or other facts or circumstances which are or may be material as of the date of the Financials, and there has been no material and adverse change in the Collateral, assets, liabilities or financial condition of Borrower since the date of the Financials; there exist no outstanding advances to any Person not reflected in the Financials; except as set forth in the Financials, there are no actions or proceedings which are pending, or, to the best of Borrower's knowledge, threatened against Borrower; to the best of Borrower’s knowledge, there are no actions or proceedings which are pending or threatened against any other Person which might result in any material adverse change in Borrower’s financial condition or materially and adversely affect its operations, its assets or the Collateral; except as stated in the Financials Borrower has no other liabilities and has not guaranteed the obligations of any other Person. Any financial projections delivered to Lender by or on behalf of Borrower were, at the time of delivery to Lender, reasonable forecasts based upon good business judgment and all facts and information known to Borrower and its consultants.

(f)       No Default. Borrower is not in default, nor, to the best of Borrower’s knowledge, is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which Borrower is a party. No Unmatured Default or Event of Default has occurred and is continuing.

(g)       Legal Effect. This Agreement and all of the Related Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms in all applicable jurisdictions.

(h)       Properties. Except for (i) Security Interests in favor of Lender created by this Agreement or any Related Document, (ii) Security Interests, claims and other encumbrances as set forth on the attached Schedule 2.1(h), and (iii) property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties and assets free and clear of all Security Interests, claims and other encumbrances, and has not executed any Security Agreements or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name. Borrower has authority to encumber the Collateral in the manner and form herein provided. The Borrower shall defend and protect the Collateral against and from all claims and demands of all Persons at any time claiming any interest therein adverse to the Lender. No financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording or filing office, other than those identifying the Lender as the secured party or as set forth in Schedule 2.1(h).

(i)       Litigation and Claims. No litigation, proceeding, suit, action, or claim against Borrower is pending or threatened, and no other event has occurred which may adversely affect Borrower's financial condition, or operations of the Borrower, or properties, including the Collateral, other than litigation, proceedings, suits, actions, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

(j)       Tax Matters. Borrower has duly filed or properly extended all federal, state and other governmental tax returns which it is required by law to file; all taxes and other sums which may be due to the United States, any state or other governmental authority have been fully paid (including, without limitation, all reasonable estimations of penalties or late payment charges or interest).

(k)       Lien Priority. The Security Interest in favor of the Lender provided in this Agreement or any Related Document is a valid and perfected first priority security interest in the Collateral except as set forth in Schedule 2.1(h), and all filings and other actions necessary to perfect such Security Interest have been duly taken and all such filings hereof reasonably identify the Collateral. Unless otherwise disclosed to Lender in writing on the attached Schedule 2.1(h), Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan or other obligations hereunder.

(l)       Location of Borrower's Offices, Records and Collateral. All places of business, and if Borrower has more than one place of business, an indication of its chief executive office, and the office or offices where Borrower keeps its records concerning the Collateral is located at those locations set forth on the attached Schedule 2.1(l) which shall include a listing of all previous locations for the past five (5) years and a listing of any Collateral locations that are not places of business. If any change in the place or places of business of the Borrower, or its chief executive office, or the office where the Borrower keeps its records concerning the Collateral will occur, the Borrower shall provide the Lender with, at Borrower's sole cost and expense, such financing statements and other documents as the Lender shall request in connection with such change in order to maintain Lender's first priority perfected security interest in the Collateral.

(m)       Names. The Borrower’s exact legal name is as set forth in the first paragraph of this Agreement. Borrower has not used in the past five (5) years, and shall not hereafter use, any name other than the name set forth in the first paragraph of this Agreement (including, without limitation, any tradename, assumed name, any fictitious or any similar name) without first giving Lender thirty (30) days prior written notice.

(n)       Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

(o)       Employee Benefit Plans. Each employee benefit plan as to which Borrower may have liability complies with all applicable requirements of law and regulations, and (i) no “Reportable Event” nor “Prohibited Transaction” (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

2.2       Survival of Representations and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the Loans to Borrower. Borrower agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until, unless otherwise specified herein, such time as Borrower's Loans and the Notes shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

SECTION 3:

BORROWER'S COVENANTS

3.1       Borrower's Affirmative Covenants. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

(a)       Notice of Material Events. Notify Lender as promptly as possible, and in any event within five (5) Business Days after the Borrower has knowledge thereof, of (i) the occurrence of any Unmatured Default or Event of Default, (ii) any action, litigation, claim, proceeding, or dispute (A) against or affecting the Collateral, (B) against or affecting Borrower seeking the payment of money by Borrower, whether in the form of damages, liens, penalties or costs, in an amount in excess of $25,000.00, or (C) in any way regarding the construction, creation, operation or use of the Collateral (regardless of the amount claimed therein), (iii) any action, litigation, claim, proceeding or dispute involving Borrower and any court, board, commission, agency or instrumentality of any federal, state or local government or any agency or subdivision thereof, which if adversely resolved could be reasonably expected to result in a material adverse effect on Borrower's business, assets, operations or financial condition, (iv) any material adverse change in Borrower's financial condition or operations, or (v) any event, occurrence or other matter which has had a materially adverse effect or which could have a materially adverse effect on any part of the Collateral.

(b)       Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

(c)       Reserved.

(d)       Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

(e) Insurance. Maintain, or cause to be maintained, all risk casualty insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender, but in all cases with respect to casualty insurance, in amounts not less than the full replacement value of the property covered. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a Security Interest for the Loan, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

(f)       Other Agreements. Pay its indebtedness and liabilities in accordance with good business practices and otherwise comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

(g)       Loan Proceeds. Use all Loan proceeds solely as provided for herein.

(h)       Taxes, Charges and Liens.

(i)       Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon any portion of the transactions contemplated hereby, or on Borrower, the Collateral or Borrower’s other properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim (collectively the “Charges”) so long as: (A) the legality of the same shall be promptly contested in good faith by appropriate proceedings; (B) Borrower shall have deposited with Lender cash, a sufficient corporate surety bond or other security satisfactory in form and substance to Lender in an amount adequate to provide for the release of such Charge plus any interest, costs, attorneys' fees or other amounts that could accrue as a result of foreclosure or sale of the Collateral; (C) such contest operates to suspend collection of the Charge; and (D) none of the Collateral is subject to forfeiture or loss of any Security Interest (or the priority thereof) by reason of the institution or prosecution of such contest as determined by Lender. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the indebtedness and obligations, including any assessments, taxes, charges, levies, liens and claims and will authorize the appropriate obligor or governmental official to deliver to Lender at any time a written statement of any indebtedness and obligations including any Charges.

(ii)       Cause all claims for labor done and materials and services furnished in connection with the Collateral to be fully paid and discharged in a timely manner.

(i)       Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement, the Related Documents, and in all other instruments and agreements between Borrower and Lender in a timely manner.

(j)       Reserved.

(k)       Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense. In addition to any rights provided for herein, Lender shall be permitted to have a field audit performed on Borrower's books and records on an annual basis, at Borrower's sole expense.

(l)       Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure (as contemplated herein or in any of the Related Documents) the Indebtedness and to perfect all Security Interests.

(m)       Defense of Title. Forever defend the title to the Collateral against the claims of all Persons. In the event any action or proceeding is commenced that questions Borrower's title or the interest of Lender under any Security Agreement, Borrower shall defend the action at Borrower's expense. Borrower may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Borrower will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

3.2       Borrower's Negative Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender, or as otherwise provided for herein:

(a)       Transfers and Liens. Except in connection with the Libertyville Loans, sell, transfer, mortgage, assign, pledge, lease, grant a Security Interest in, or create, suffer or permit any encumbrance of, any of Borrower's assets (other than the sale of inventory by Borrower in the ordinary course of business).

(b)       Continuity of Operations. (i) Engage in any business activities substantially different than those in which Borrower is presently engaged, (ii) change its name without giving Lender thirty (30) days prior written notice, (iii) change its state of organization, (iv) change its place of business, its chief executive office, or its mailing address, (v) change its organizational identification number (if it has one), or (vi) cease operations, liquidate, merge or consolidate with any other entity.

(c)       Change in Ownership; Amend Organizational Documents. Allow any change in ownership of Borrower or the classification of such ownership interests, or amend, modify or supplement Borrower’s organizational documents or agreements.

(d)       Loans, Acquisitions and Indebtedness. (i) Loan money or assets, (ii) purchase or acquire any interest in any other Person, or (iii) incur, assume or have outstanding any obligation as surety, borrower or guarantor except (A) Indebtedness owing to Lender, (B) Indebtedness or liabilities of a nature existing on the date hereof and disclosed in the Financials, including the Libertyville Loans and capitalized equipment leases, and (C) trade indebtedness incurred in the ordinary course of business and not inconsistent with prior practices.

(e)       Distributions. (i) Make any distribution to partners, shareholders or members in their capacity as such, or (ii) pay any dividends on Borrower's stock, if any, or (iii) purchase or retire any of Borrower's outstanding shares, partnership interests or membership interests or otherwise alter or amend Borrower's capital structure.

(f)       Investments. Make any investment in or extend credit to any Person, other than trade credit on customary terms.

(g)       Transactions with Affiliates. Enter into, or be a party to, any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any of its Affiliates except after prior written notice to Lender and then only in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with any Person or entity not its Affiliate. Notwithstanding the foregoing, so long as such Affiliate as granted a Security Interest in favor of Lender with respect to the Indebtedness of Borrower, transactions with such Affiliate shall be permitted with notice to Lender.

(h)       Salary. Increase any regular or bonus compensation to, or confer any other economic benefit on, any of the officers, directors, members, partners, or shareholders of the Borrower outside the ordinary course of business.

(i)       Security Interests. Allow any of its assets to become subject to any Security Interest other than in favor of Lender (other than the liens identified on Schedule 2.1(h)).

(j)       Contracts. Enter into any contract, license or agreement with respect to or in any way relating to the Collateral on terms other than those customarily contained in similar contracts, licenses or agreements between unrelated parties.

(k)       Libertyville Loan. Amend the material terms of the Libertyville Loans such that Borrower’s financial obligations thereunder are materially more onerous than on the date hereof, or in any way in which Borrower would be permitted to (i) draw more funds thereunder than available on the date hereof, or (ii) draw funds more frequently than on the date hereof. Borrower shall promptly provide copies of all amendments to the Libertyville Loans to Lender.

SECTION 4:

ADDITIONAL AGREEMENTS REGARDING LOANS AND COLLATERAL

4.1       Distribution of Casualty Insurance, Eminent Domain and Condemnation Proceeds.

(a)       Application of Insurance Proceeds. Borrower shall promptly notify Lender of any loss or damage to the Collateral estimated to equal or exceed $100,000.00. Lender may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. Whether or not Lender's Collateral is impaired, Lender may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Collateral, or the restoration and repair of the Collateral. If Lender elects to apply the proceeds to restoration and repair, Borrower shall repair or replace the damaged or destroyed Collateral in a manner satisfactory to Lender and in such case Lender shall, upon satisfactory proof of such expenditure and the lien free completion of such restoration or repair, pay or reimburse Borrower from the proceeds for the reasonable cost of restoration or repair if no Unmatured Default or Event of Default exists hereunder. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Collateral shall be applied to the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Borrower.

(b)       Application of Net Eminent Domain and Condemnation Proceeds. If all or any part of the Collateral is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or replacement of the Collateral. The net proceeds of the award shall mean the award after payment of all costs, expenses, and attorneys' fees incurred by Lender in connection with the condemnation or eminent domain proceeding or purchase in lieu thereof.

4.2       Right to Advance Funds. When any event occurs that Lender determines may endanger the fulfillment of any condition or covenant in this Agreement, Lender may require Borrower to furnish, within ten (10) days after delivery of a written request, adequate security to eliminate, reduce, or indemnify Lender against such event. In addition, upon such occurrence, Lender may advance funds or agree to undertake to advance funds to any party to eliminate, reduce, or indemnify Lender against, such danger. All sums paid by Lender pursuant to such agreements or undertakings shall be for Borrower's account and shall be without prejudice to Borrower's rights, if any, to receive such funds from the party to whom paid. All sums expended by Lender in the exercise of its option to protect Lender's interests shall be payable to Lender on demand together with interest from the date of the Loan at the Default Rate. In addition, any advance of funds under this Agreement including, without limitation, direct disbursements to any third party of sums due, shall be deemed to have been expended by or on behalf of Borrower and to have been secured by the Security Agreements.

SECTION 5:

CONDITIONS PRECEDENT

5.1       Delivery of Documents. In addition to any other conditions precedent set forth herein or in any Related Document, Lender's obligation to make any Loan is subject to, in addition to delivery of the executed Agreement and Notes and payment of all commitment fees and costs and expenses of Lender (including attorneys' fees), delivery of the following documents, each to be in form and substance satisfactory to Lender:

(a)       Security Agreement. The duly executed Commercial Security Agreement of Borrower (and each Grantor as applicable, including Solésence, LLC) dated of even date herewith, together with all documents and instruments deemed necessary by Lender to enable Lender to perfect its Security Interests in any and all of the Collateral granted therein including, but not limited to, the Control Agreement.

(b)       Blocked Account Agreement. The duly executed Blocked Account Agreement among Lender, Borrower and Libertyville Bank, together with all documents and instruments deemed necessary by Lender with respect thereto, including all account documentation related to any account covered thereby.

(c)       Insurance. Evidence of all insurance required under this Agreement, issued in an amount and by a company acceptable to Lender, containing a loss payable or other endorsement satisfactory to Lender insuring Lender as loss payee, together with such other endorsements as may be required by Lender.

(d)       Organizational Documents and Agreements, Resolutions, Articles, By-Laws, etc. Certified copies of all documents, agreements or instruments pertaining to Borrower’s incorporation, organization, existence operation or governance, together with certified copies of such documents, agreements or instruments for Borrower's constituents and board of director or other appropriate resolutions, certificates of incumbency and good standing certificates for all parties, as appropriate.

(e) Approvals and Consents. Approval of all necessary governmental or regulatory agencies which may have jurisdiction over (i) the Borrower, any of Borrower's constituents, any Grantor or any of the Collateral or (ii) Lender or its ability to enforce its rights under this Agreement or any of the Related Documents, and all necessary third party consents.

(f)        Landlord’s Agreements. Within sixty (60) days of the date hereof, the duly executed Landlord’s Agreement from each of Borrower’s landlords.

(g)       Libertyville Loans. Copies of the documents evidencing the Libertyville Loans, together with a subordination agreement acceptable to Libertyville Bank and Lender.

(h)       Other. Such other documents as the Lender may request.

5.2       Certificates; No Unmatured Defaults or Events of Default. In addition to the satisfaction of the conditions precedent set forth in Section 5.1, and any condition precedent set forth in any Related Document, Lender's obligation to make any Loan is subject to:

(a)       Certificate. Delivery of a certificate from the chief executive officer of Borrower dated the date of the requested Loan, certifying that (i) each representation and warranty contained herein or in any of the Related Documents is true and correct as if made on the date of such certificate, and (ii) no Unmatured Default or Event of Default has occurred and remains continuing hereunder or under any Related Document.

(b)       No Unmatured Defaults or Events of Default. No Unmatured Default or Event of Default having occurred and be continuing hereunder or under any Related Document.

SECTION 6:

EVENTS OF DEFAULT AND REMEDIES

6.1       Events of Default. Each of the following (an “Event of Default”) shall constitute an Event of Default under this Agreement:

(a)       Default on Indebtedness. Failure of Borrower to make any payment within ten (10) days of when due hereunder, under the Note, or under any Related Document.

(b)       Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower or any Grantor to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, and/or Grantor.

(c)       Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or Person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loan, as applicable, or perform their respective obligations under this Agreement or any of the Related Documents. Any default or event of default under any of the Libertyville Loans or any loans from Lender’s affiliates.

(d)       False Statements. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is untrue, misleading or incorrect in any material respect, either now or at the time made or furnished or any schedule, certificate, statement, report, document, financial data, notice, or writing furnished at any time by the Borrower to the Lender is untrue, misleading or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified.

(e)       Defective Collateralization; Material Agreements. (i) This Agreement or any of the Related Documents (i) ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason or (ii) shall be, or sought to be, held invalid by any court of law, government or public ministry, shall be in default, or any Person shall seek to materially limit, modify or revoke such agreement.

(f)       Insolvency; Dissolution. Borrower shall be unable to pay its debts as they mature. The dissolution or termination of Borrower's or any Grantor's existence as a going business, insolvency, appointment of a receiver for any part of Borrower's or any Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any Grantor, other than an involuntary proceeding which is dismissed, stayed or indemnified against within forty-five (45) days of the commencement of such proceeding.

(g)       Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any creditor of any Grantor against any Collateral securing the Indebtedness, including, without limitation, a garnishment, attachment, levy, seizure, writ or distress warrant or the like (collectively, a “creditor proceeding”). However, this Event of Default shall not apply to such creditor proceeding if Section 3.1(h) applies thereto and is being contested in accordance therewith.

(h)       Judgments. A judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) shall be rendered against Borrower or any Grantor and either (i) enforcement proceedings shall have been commenced by any creditor under such judgment or order, or (ii) a stay of such judgment or order shall not be in effect for any period of thirty (30) consecutive days or (iii) Borrower or such Grantor, as applicable, have not taken the steps provided for in Section 3.1(h).

(i)       Material Adverse Change. Lender shall have determined in good faith (which determination shall be conclusive) that (i) a material adverse change has occurred in the business, operations or financial condition of the Borrower, (ii) the prospect of payment or performance of any obligation or agreement of the Borrower hereunder or under any of the Notes is materially impaired or (iii) a material adverse change has occurred in the condition, value or operation of any of the Collateral.

6.2       Effect of an Unmatured Default or an Event of Default. If any Unmatured Default or Event of Default shall occur, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement between Lender and the Borrower immediately will terminate and with respect to an Event of Default, at Lender's option, all Loans immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in subsection 6.1(f) above, such acceleration shall be automatic and not optional. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have, do any one or more of the following without notice to any party: (a) institute appropriate proceedings to enforce the performance of this Agreement; (b) withhold further disbursement of any Loan hereunder or under any other agreement with Borrower; (c) expend funds necessary to remedy the Unmatured Default or Event of Default; (d) take possession of the Collateral and operate same; (e) accelerate maturity of the Notes and/or Indebtedness and demand payment of all sums due under the Notes and/or Indebtedness; (f) bring an action on the Notes and/or Indebtedness; (g) foreclose on its Security Interests in any manner available under law; and (h) exercise any other right or remedy which it has under the Notes or Related Documents, or which is otherwise available at law or in equity or by statute.

SECTION 7:

DEFINITIONS; MISCELLANEOUS PROVISIONS

7.1       Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Illinois Uniform Commercial Code to the extent the same are used or defined therein (810 ILCS 1/1 et seq. as amended from time to time, the “Uniform Commercial Code” or “UCC”). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Affiliate. The word “Affiliate” means, with respect to any Person (the “subject”), any Person (i) which directly or indirectly controls or is controlled by, or is under common control with, the subject, (ii) which beneficially owns or holds 5% or more of the equity interest of the subject, or (iii) 5% or more of the equity interest of which is beneficially owned or held by the subject or its Affiliates. The term “control” means the possession, directly or indirectly, individually or in concert with others, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement. The word “Agreement” means this Business Loan Agreement, including the Preamble, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Blocked Account Agreement. The words “Blocked Account Agreement” mean the Control Agreement for the Collection Account among Borrower, Lender and Libertyville Bank.

Borrower. The word “Borrower” has the meaning set forth in the initial paragraph of this Agreement.

Business Day. The words “Business Day” mean any day of the year on which Lender is open for business in Rapid City, South Dakota.

Charges. The word “Charges” has the meaning set forth in Section 3.1(h).

Collateral. The word “Collateral” means and includes without limitation all property and assets granted as collateral security for any portion of the Indebtedness, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Control Agreement. The words “Control Agreement” mean an Account Control Agreement among Borrower, Lender and Libertyville Bank providing Lender with springing control over a depository account maintained by Borrower at Libertyville Bank in form and substance acceptable to Lender.

Default Rate. The words “Default Rate” mean the rate of interest then applicable to the Loan plus five percent (5.0%) per annum.

Event of Default. The words “Event of Default” have the meaning set forth in Section 6.1.

Financials. The word “Financials” means those financial statements delivered to Lender by or on behalf of the Borrower.

GAAP. The word “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination, but for the calculation of any financial covenant or ratio, GAAP means such principals as in effect as of the date of this Agreement.

Grantor. The word “Grantor” means, without limitation, each and all of the Persons granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Indebtedness. The word “Indebtedness” means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, of any and every kind and nature, as well as all claims by Lender against Borrower, or any one or more of them relating to or arising from the transactions contemplated by this Agreement; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated whether arising by operation of law, under this Agreement, or acquired by Lender from any other source; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Inventory. The word “Inventory” means all “inventory” as such term is defined in the UCC, including, without limitation, all materials, inventories, and finished goods, wherever located, whether in transit, held by others for Borrower’s account, covered by warehouse receipts, purchase orders and contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors, customers on a consignment basis or other Persons, including, without limitation, all raw materials, work in process, finished merchandise, supplies, goods, stores, incidentals, office supplies and packaging materials.

Lender. The word “Lender” has the meaning set forth in the initial paragraph of this Agreement.

Libertyville Bank. The words “Libertyville Bank” mean Libertyville Bank & Trust Company, its successors and assigns.

Libertyville Loans. The words “Libertyville Loans” mean, collectively, (a) the $500,000.00 letter of credit made available by Libertyville Bank to Borrower pursuant to the Business Loan Agreement (Asset Based) dated December 21, 2021, (b) the $300,000.00 line of credit made available by Libertyville Bank to Borrower pursuant to the Business Loan Agreement dated February 24, 2017 as it may be amended (as permitted hereby) or extended and the (c) $30,000.00 line of credit made available by Libertyville Bank to Borrower pursuant to the Business Loan Agreement dated July 7, 2014 as it may be amended (as permitted hereby) or extended

Loan. The word “Loan” or “Loans” means any and all loans and financial accommodations from Lender to Borrower related to or arising out of the loan transactions contemplated by this Agreement, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described on any exhibit or schedule attached to this Agreement from time to time.

Maturity Date. The words “Maturity Date” mean the Term Maturity Date.

Note. The word “Note” means the Term Note, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory notes.

Person. The word “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any instrumentality, division, agency, body or political subdivision thereof) or other entity of any kind.

Related Documents. The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, collateral assignments, financing statements, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest, claim or encumbrance whatsoever, whether created by law, contract, or otherwise.

Term Loan. The words “Term Loan” have the meaning set forth in Section 1.1(b).

Term Maturity Date. The words “Term Maturity Date” mean March 31, 2024.

Term Note. The words “Term Note” mean the Promissory Note (Term Note) from Borrower to Lender dated of even date herewith in the principal amount of $1,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.

Unmatured Default. The words “Unmatured Default” mean an event or circumstance which with the giving of notice, the passage of time, or both, would, unless cured or waived, constitute an Event of Default.

7.2       Other Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

7.3       Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

(a)       Interpretation; Joint and Several Obligations. To the extent that this Agreement is executed by more than one Borrower, all words used herein in the singular shall be deemed to have been used in the plural and those used in the masculine shall be deemed to have been used in the feminine where the context and construction so require. The terms “Borrower,” and “Grantor” shall mean all or any one or more of them. The phrase “to the best of Borrower’s knowledge,” or words of similar import, shall mean actual knowledge following due inquiry. Each Borrower shall be fully bound by the terms of this Agreement, the obligations hereunder being joint and several. Lender shall have the right to proceed immediately against any Borrower with respect to any breach of this Agreement by such Borrower or any other Borrower and Lender is not required to take any action or proceeding of any kind against all the Borrowers or any of the property, real or personal, of any Borrower before proceeding against such Borrower or any other Borrower.

(b)       Entire Agreement; Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(c)       Applicable Law. This Agreement and all acts, agreements, certificates, assignments, transfers and transactions hereunder, and all rights of the parties hereto, shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws and decisions of the State of Illinois, including, but not limited to, laws regulating interest, loan charges, commitment fees and brokerage commissions (without regard to conflicts of law principles). It is acknowledged and agreed by Borrower and Lender that the loan transaction evidenced hereby bears a reasonable relationship to the State of Illinois.

(d)       Consent to Jurisdiction. To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN COOK or WILL COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN COOK or WILL COUNTY, ILLINOIS.

(e)       Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(f)       Consent to Loan Assignment or Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more interests in the Indebtedness to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Indebtedness, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of interests, as well as all notices of any repurchase of such interests. Borrower also agrees that the purchasers of any such interests will be considered as the absolute owners of such interests in the Indebtedness and will have all the rights granted under the agreement or agreements governing the sale of such interests. Borrower agrees that either Lender or such purchaser may enforce Borrower's obligations with respect to the Indebtedness irrespective of the failure or insolvency of any holder of any interest therein. Borrower further agrees that the purchaser of any such interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

(g)       Costs and Expenses. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorneys' fees, incurred in connection with this Agreement or any Collateral or in connection with the Indebtedness under this Agreement. Lender may engage an agent to help collect the Indebtedness and to enforce this Agreement and the Related Documents, and Borrower will reimburse Lender therefor. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

(h)       Advice of Counsel; Joint Interpretation. The Borrower acknowledges that it has been advised by its counsel with respect to this transaction, this Agreement, and the Related Documents, including, without limitation, all waivers contained herein and therein. The parties acknowledge that each party and its counsel have reviewed this Agreement and the Related Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the Related Documents, or any amendments or exhibits thereto.

(i)       Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (by personal delivery, delivery service or reputable overnight courier service), or telecopied and confirmed immediately in writing by a copy mailed by United States mail, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)        If to Lender, at:

401 3rd Street, Suite 9

Rapid City, South Dakota 57701

Attn: Bradford T. Whitmore

Email: bwhitmore@gbros.com

(ii)        If to Borrower, at:

1319 Marquette Drive

Romeoville, IL 60446

Attn: Jess Jankowski

Email: jjankowski@nanophase.com

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or secured on the date on which (i) personally delivered (whether in person, by delivery service, or by reputable overnight courier service), (ii) the date of the telecopy transmission (provided the confirmation mailing was sent as provided herein), or (iii) on the date of receipt if sent by the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designed above to receive copies, if any, shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

(j)       Consent to Service of Documents. BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY ILLINOIS OR FEDERAL COURT INVOLVING LENDER IN ANY WAY (WHETHER FOR THIS TRANSACTION OR OTHERWISE) MAY BE MADE BY EITHER (A) CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED OR (B) THROUGH BORROWER’S ATTORNEY, DAVID L. WEINSTEIN, AT SUCH ADDRESS AS MAY BE ON RECORD WITH THE SUPREME COURT OF ILLINOIS.

(k)       Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any Person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other Persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(l)       Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used herein shall include all subsidiaries of Borrower, if any. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or Affiliate of Borrower.

(m)       Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

(n)       Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

(o)       Time is of the Essence. Time is of the essence in the performance of this Agreement.

(p)       Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any Person. Lender is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other Person other than Borrower.

(q)       Merger. There shall be no merger of the interest or estate created by this Agreement or any Related Document with any other interest or estate in the Collateral at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

(r)       Indemnity. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend, protect and indemnify Lender, its participants and each of their assigns, and each of their respective directors, officers, employees, affiliates and agents (collectively, “Indemnified Persons”) from and against, and agrees to hold each such Indemnified Person harmless from, any and all losses, claims, damages, obligations, judgments, penalties, and liabilities and related costs and expenses, including, without limitation, reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, action, suit, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Person (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or in contract or otherwise) in any manner relating to or arising out of this Agreement, the Related Documents, or any act, event or transaction related or attendant hereto or thereto, the making and the management of the Loan or the use or intended use of the proceeds of the Loan hereunder; provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or wilful misconduct of such Indemnified Person. The agreements of Borrower in this subsection shall be in addition to any of the Indebtedness that Borrower may otherwise have. All amounts due under this subsection shall be payable as incurred upon written demand therefor, shall be added to the Indebtedness of the Borrower and shall bear interest at the Default Rate, and shall be secured by the Collateral. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this subsection may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Persons. The provisions of and undertakings and indemnifications set out in this Section shall survive the satisfaction and payment of the Indebtedness of the Borrower and the termination of this Agreement.

(s)       Waiver and Consents. Lender shall not be deemed to have waived any rights under this Agreement or under the Related Documents unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions.

(t)       Lender's Discretion. Whenever this Agreement requires either Lender's consent, election, approval or similar action or otherwise vests in Lender the authority to make decisions and/or determinations, such actions shall be made or withheld in Lender's sole and absolute discretion, unless specifically provided otherwise and the granting of any consent, election, approval or similar action by Lender in any instance shall not constitute continuing consent, election, approval or similar action in subsequent instances where such is required.

(u)       Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Lender or the Lender enforces its Security Interest or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(v)       Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower, except as otherwise expressly provided herein.

(w)       Conflict of Terms. Except as otherwise expressly provided in this Agreement and except as otherwise expressly provided in the Related Documents by specific reference to the applicable provision of this Agreement, if any provision in this Agreement is in conflict with, or inconsistent with, any provision in the Related Documents or the Commitment Letter, the provision in this Agreement shall govern and control.

(x)       Counterparts. This Agreement and all Related Documents may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(y)       Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR RELATED DOCUMENT OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(signatures to follow)

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS.

BORROWER:

NANOPHASE TECHNOLOGIES CORPORATION

By: /s/JESS JANKOWSKI

Name: Jess Jankowski

Its: President & Chief Executive Officer

LENDER:

STRANDLER, LLC

By:

/s/BRADFORD T. WHITMORE

Bradford T. Whitmore

Manager

BUSINESS LOAN AGREEMENT

LIST OF EXHIBITS AND SCHEDULES

Schedule 2.1(h)	-	General List and Description of Security Interests, Claims and Other Encumbrances

Schedule 2.1(l)	-	Places of Business, Chief Executive Office, Location of Records and Collateral Locations